Exhibit 3.1

HARVARD BUSINESS SERVICES, INC. 16192 COASTAL HIGHWAY LEWES, DELAWARE 19958-9776 Phone: (302) 645-7400 (800)-345-2677 Fax: (302) 645-1280 www.delawareinc.com

Maurice Stone

5100 Westheimer, Suite 200

Houston TX 77056

Dear Maurice Stone,

We would like to convey our congratulations to you and The Cannaisseur Group, Inc. We hope you enjoy terrific success with your new company. Thank you for giving us the opportunity to serve you as your incorporator and Delaware Registered Agent. You are now our valued client and we want to increase your success in any way we can.

Name: The Cannaisseur Group, Inc.

Date of formation: December 22, 2020

Delaware State File Number: 4524341

HBS Record ID Number: 446896

Enclosed is the Recorded Copy of your Certificate of Incorporation. Please review the information on the certificates and insert them in your corporate kit.

Please remember these three things in the future:

1. We must be made aware of any address changes. You may provide this information to us via email (mail@delawareinc.com) or phone (800-345-2677 ext. 6903). This will ensure that we remind you of the following two things:

2. Delaware franchise tax and report are due March 1st each year. If the tax and report are not filed at the State of Delaware by March 1st, a $200 late penalty plus 1.5% interest monthly will be imposed by the State of Delaware and your company will become delinquent. Failure to file the tax two years in a row will cause the company to become void.

3.Your annual registered fee of $50 is due on the anniversary month of your corporation. If the registered agent fee is not received by the due date, a $25 late penalty will be imposed. Failure to pay the registered agent fee within 3 months of the due date may lead to the loss of your registered agent, which could cause your company to become forfeit with Delaware.

We would like to thank you once again and wish you the best of luck. You can help us by telling a friend or business associate about our services. We work hard to keep things simple for you and your associates when it’s time to incorporate.

Sincerely,

Filing Department
Harvard Business Services, Inc.

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:29 PM 12/22/2020
FILED 03:29 PM 12/22/2020
SR 20208733645 - File Number 4524341

CERTIFICATE OF INCORPORATION

OF

The Cannaisseur Group, Inc.

FIRST: The name of the corporation is: The Cannaisseur Group, Inc. (the “Corporation”).

SECOND: The Corporation’s registered office in the State of Delaware is located at 16192 Coastal Highway, Lewes, Delaware 19958, County of Sussex. The registered agent in charge thereof is Harvard Business Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

FOURTH: The Corporation is authorized to issue a total number of shares of 1,500 shares having a par value of $0.0100000 per share. All shares shall be common shares and of one class.

FIFTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors (the “Board”), and the directors comprising the Board (the “Directors”) need not be elected by written ballot. The number of Directors on the Board shall be set by a resolution of the Board.

SIXTH: The Corporation shall exist perpetually unless otherwise decided by a majority of the Board.

SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is authorized to amend or repeal the bylaws.

EIGHTH: The Corporation reserves the right to amend or repeal any provision in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware.

NINTH: The incorporator is Harvard Business Services, Inc., the mailing address of which is 16192 Coastal Highway, Lewes, Delaware 19958.

TENTH: To the fullest extent permitted by the DGCL, a Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. No amendment to, modification of, or repeal of this item Tenth shall apply to or have any effect on the liability of a Director for or with respect to any acts or omissions of such Director occurring prior to such amendment. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then this Certificate should be read to eliminate or limit the liability of a Director of the Corporation to the fullest extent permitted by the DGCL, as so amended.

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware do make and file this certificate, and do certify that the facts herein stated are true; and have accordingly signed below, this December 22, 2020.

Signed and Attested to by:	/s/ Michael J. Bell
Harvard Business Services, Inc., Incorporator
By: Michael J. Bell, President

STATEMENT OF INCORPORATOR

*************************

IN LIEU OF ORGANIZATIONAL MEETING

FOR

The Cannaisseur Group, Inc.

December 22, 2020

We, Harvard Business Services, Inc., the incorporator of The Cannaisseur Group, Inc. -- a Delaware Corporation -- hereby adopt the following resolution:

Resolved: That the Certificate of Incorporation of The Cannaisseur Group, Inc. was filed with the Secretary of State of Delaware on December 22, 2020.

RESOLVED: That on December 22, 2020 the following persons were appointed as the initial directors of the Corporation until their successors are elected and qualify:

Floretta Gogo
President CEO

Valarie Grant
Corporate Secretary

RESOLVED: That the bylaws included with this resolution are the initial bylaws approved by the incorporator.

RESOLVED: That the Secretary of the Company is hereby authorized and directed to execute a certificate of adoption of the bylaws or repeal the initial bylaws and create a custom set of bylaws to be adopted and approved by the directors.

RESOLVED: The powers of this incorporator are hereby terminated, and said incorporator shall no longer be considered a part of the body corporate of the above named corporation.

This resolution shall be filed in the minute book of the company.

/s/ Michael J. Bell
Harvard Business Services, Inc., Incorporator
By: Michael J. Bell, President

*** This document is not part of the public record. Keep it in a safe place. ***

TEMPLATE GENERAL CORPORATE BY-LAWS

These are standard by-laws for a general corporation in the State of Delaware. These are not filed with the State of Delaware or any other agency. These govern the internal workings of your corporation.

BY-LAWS

OF

The Cannaisseur Group, Inc.

(the “Corporation”)

A DELAWARE CORPORATION

ARTICLE I - REGISTERED AGENT AND REGISTERED OFFICE

Section 1. Registered Office; Registered Agent: The registered office of the Corporation in the State of Delaware shall initially be 16192 Coastal Highway, in the city of Lewes, County of Sussex. The Board of Directors may determine to change such registered office of the Corporation in the State of Delaware in its discretion. The registered agent initially in charge thereof shall be Harvard Business Services, Inc. until such agent resigns or is removed by the Board of Directors.

Section 2. Other Offices: The Corporation may also have offices in such other States or jurisdictions as the Board of Directors may from time to time designate.

ARTICLE II - SEAL

Section 1. Corporate Seal: The Corporate Seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware” or “Seal Delaware”. The Board of Directors may define any additional features of the Seal or amend any features not required for such a Seal under the Delaware General Corporation Law (the “DGCL”), in its discretion. The Seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.

ARTICLE III - STOCKHOLDERS MEETINGS

Section 1. Place of Meetings: Meetings of stockholders may be held at any place, either within or without the State of Delaware and the United States, as may be selected from time to time by the Board of Directors. In the discretion of the Board of Directors, meetings may also be held by means of telephonic, video, or other remote communication whereby each party can hear and be heard by the other parties as may be designated from time to time by a resolution of the Board of Directors and as set forth in the notice for the relevant meeting.

Section 2. Annual Meetings: The annual meeting of the stockholders for the election of members of the Board of Directors (each a “Director”) and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined by the Board of Directors and stated in the notice of the meeting. If no date for the annual meeting is established or said meeting is not held on the date established as provided above, a special meeting in lieu thereof may be held or there may be action by written consent of the stockholders on matters to be voted on at the annual meeting, and such special meeting or written consent shall have for the purposes of these By Laws or otherwise all the force and effect of an annual meeting.

Section 3. Special Meetings: Special meetings of the stockholders may be called at any time by the President, a resolution of the Board of Directors, or by stockholders entitled to cast at least one-fifth (1/5) of the votes which all stockholders are entitled to cast. Upon written request to the Corporation of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date, place and time of the meeting, and to give due notice thereof to all the persons entitled to vote at the meeting. Business at all special meetings shall be confined to the objects stated in the notice of the meeting and the matters immediately germane thereto.

Section 4. Notice of Meetings: Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting or the specific details for accessing a meeting held through any remote means of communication, if any, of every meeting of stockholders shall be given by the Corporation not less than ten (10) days nor more than sixty (60) days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date set forth such purpose. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Notices of meetings to stockholders may be given by mailing the same, addressed to the stockholder entitled thereto, at such stockholder’s mailing address as it appears on the records of the Corporation and such notice shall be deemed to be given when deposited in the U.S. mail, postage prepaid. Without limiting the manner by which notices of meetings otherwise may be given effectively to stockholders, any such notice may also be effectively provided by means of electronic transmission (meaning an “Electronic Transmission” in accordance with Section 232 of the DGCL. Notice of any meeting need not be given to any stockholder who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.

Section 5. Adjournment: Any meeting of the stockholders, annual or special, may be adjourned from time to time by a vote of the majority of the shares present to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 6. Quorum: A majority of the outstanding shares of the Corporation entitled to vote at a given meeting, represented in person or by proxy, shall constitute a quorum at such meeting of stockholders. If less than a majority of the outstanding shares entitled to vote at such meeting is represented at a meeting, a majority of the shares so represented may adjourn the meeting as set forth above in Section 5 at any time without further notice.

Section 7. Voting; Proxies: Unless otherwise required by law or the Certificate of Incorporation, the election of Directors shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election. Unless otherwise required by law, the Certificate of Incorporation, or these By-Laws, any matter, other than the election of Directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy or by a transmission permitted by Section 212(c) of the DGCL, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

Section 8. Consent In Lieu of Meetings: Any action required to be taken at any annual or special meeting of stockholders of a Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing (including one provided through Electronic Transmission), setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 9. Setting the Record Date: In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (a) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded and (b) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 10. List of Stockholders: The Corporation shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10nth) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class of capital stock of the Corporation registered in the name of each stockholder at least ten (10) days before any meeting of the stockholders. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten (10) days before the meeting. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 11. Conduct of Meetings: The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the President, or in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint to serve as secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

ARTICLE IV - DIRECTORS

Section 1. Board Management: The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The Board of Directors shall consist of such number of persons as the Board of Directors shall determine from time to time, in its discretion. In the absence of the Board of Director’s determination to change such number, the Corporation shall have three (3) Directors. Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification, or removal. Any Director may resign at any time by notice given in writing (including through Electronic Transmission) to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified. Verbal resignation shall not be deemed effective until confirmed by the Director in writing (including through Electronic Transmission) to the Corporation. Except as prohibited by applicable law or the Certificate of Incorporation, the stockholders entitled to vote in an election of Directors may remove any Director from office at any time, with or without cause, by the affirmative vote of a majority in voting power thereof.

Section 2. Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such times and at such places as may be determined from time to time by the Board of Directors or its chairman.

Section 3. Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors on five (5) days’ notice to all Directors, either personally or by mail, courier service, or through Electronic Transmission; special meetings may be called by the President or Secretary in like manner and on like notice by written request (including by request through Electronic Transmission) to the Chairman of the Board of Directors.

Section 4. Telephonic or Web Meetings: Board of Director’s meetings or committee meetings, regular or special, may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard, as may be determined by the Board of Directors. Attendance by a Director in a meeting through the relevant media pursuant to this Section 4 shall constitute presence in person at such meeting.

Section 5. Quorum: A majority of the total number of Directors shall constitute a quorum of any regular or special meetings of the Directors for the transaction of business.

Section 6. Voting: Except as otherwise expressly required by these By-Laws, the Certificate of Incorporation, or by applicable law, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Consent In Lieu of Meeting: Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing (including through Electronic Transmission), and the consents are filed with the minutes of proceedings of the Board of Directors or committee in accordance with the DGCL.

Section 8. Board Committees: The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by the DGCL, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors. Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee. Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter, and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article IV.

Section 9. Compensation: Directors may receive equity compensation or such fees as the Board of Directors may determine from time to time. In addition, a fixed sum per Board of Directors or committee meeting and any expenses of attendance may be allowed for attendance at each regular or special meeting. Nothing herein contained shall be construed to preclude any director from serving the Corporation as an officer or employee and receiving compensation therefore.

ARTICLE V - OFFICERS

Section 1. Executive Officers: The executive officers of the Corporation shall be chosen by the Board of Directors. The initial officers shall be: President, Secretary, and Treasurer. The Board may choose one or more Vice Presidents and such other officers as the Board of Directors shall deem necessary, and may delegate the selection of lesser officers to one or more executive officers of the Corporation. The Board of Directors may also choose a Chairman from among its own members. Any number of offices may be held by the same person, including a Director.

Section 2. Salaries: Salaries of all officers and agents of the Corporation shall be determined and fixed by the Board of Directors. The primary terms of such officers’ and agents’ compensation, responsibilities, obligations and other terms of employment shall be set forth in an employment agreement between the officer and the Corporation.

Section 3. Term of Office: Subject to the terms of any employment agreement between the Corporation and the officers, the officers of the Corporation shall serve at the pleasure of the Board of Directors and shall hold office until their successors are chosen and have qualified. Any officer or agent elected or appointed by the Board may be removed by the Board of Directors whenever, in its judgment, the best interest of the Corporation will be served thereby.

Section 4. President: The President shall be chief executive officer of the Corporation, shall preside at all meetings of the stockholders, and shall have general and active management of the business of the Corporation. He or she may be an ex officio member of all committees if provided for by the Board of Directors, and shall have the general power and duties of supervision and management, the scope of which shall be set by the Board of Directors.

Section 5. Secretary: The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and act as clerk thereof, and record all votes of the Corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all the committees of the Board of Directors when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and such other duties as may be prescribed by the Board of Directors or President, under whose supervision shall be. He or she shall keep in safe custody the Seal of the Corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it.

Section 6. Treasurer: The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall keep the moneys of the Corporation in a separate account to the credit of the Corporation. He or she shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 7. Delegation; Customary Powers: In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any Director. Each officer of the Corporation shall have in addition to the duties and powers specifically set forth herein such duties and powers as are customarily incident to such officer’s office, and such duties and powers as may be designated from time to time by the Board of Directors.

ARTICLE VI - CORPORATE RECORDS

Section 1. Maintenance of Records: Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall soconvert any records so kept upon the request of any person entitled to inspect such records pursuant toapplicable law.

Section 2. Inspection Rights: Any stockholder of record, in-person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours of business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its minute of Stockholder meetings for the past two (2) years. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

ARTICLE VII - STOCK CERTIFICATES, DIVIDENDS, ETC.

Section 1. Certification of Shares: The shares of stock of the Corporation may or may not be represented by certificates; the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. Although any officer, transfer agent, or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent, or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent, or registrar were still such at the date of its issue.

Section 2. Transfers: Stock of the Corporation shall be transferable in the manner prescribed by law and in these by-laws. Any transfer of stock by a stockholder must be made in compliance with the Securities Act of 1933, as amended, as well as similar state securities laws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or the Treasurer of the Corporation, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.

Section 3. Lost Certificates: The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or the owner’s legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

Section 4. Dividends: Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 5. Reserves: Before payment of any dividend there may be set aside out of the net profits of the corporation such sum or sums as the directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining the property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

ARTICLE VIII - INDEMNIFICATION AND ADVANCEMENT

Section 1. Definitions: Solely for purposes of this Article VIII, the following terms shall have the definitions set forth below:

(a) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding.

(b) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding.

(c) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(d) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(e) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative.

Section 2. Indemnification of Directors and Officers: Subject to the operation of Section 4 of this Article VIII, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s status or conduct as such, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

Section 3. Indemnification of Non-Executive Employees: Subject to the operation of Section 4 of this Article VIII of these By-Laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s status or conduct as such, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

Section 4. Good Faith: Unless ordered by a court, no indemnification shall be provided pursuant to this Article VIII to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

Section 5. Advancement of Expenses to Directors Prior to Final Disposition:

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article VIII shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of Expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

Section 6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition:

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of such person’s status and/or actions as such upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such Expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

Section 7. Contractual Nature of Rights:

(a) The foregoing provisions of this Article VIII shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article VIII shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

ARTICLE IX - AMENDMENTS

Section 1. These By-Laws may be supplemented, amended, or repealed by the Board or by a vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose; provided, that (a) the Board of Directors may not alter, amend or repeal any provision of these By Laws which under the DGCL, by the Certificate of Incorporation or by these By Laws requires action by the stockholders and (b) any alteration, amendment or repeal of these By Laws by the Board of Directors and any new By Law adopted by the Board of Directors may be altered, amended or repealed by the stockholders as set forth in this Section.

ARTICLE X - MISCELLANEOUS PROVISIONS

Section 1. Checks: All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 2. Fiscal Year: The fiscal year of the Corporation shall be the calendar year, unless otherwise determined by the Board of Directors.

Section 3. Delaware Chancery Forum Selection: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim for breach of a fiduciary duty owed by any Director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, the Certificate of Incorporation or these By-Laws or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

Section 4. Notice: Whenever notice is required to be given to any person by these By-Laws, such notice shall be deemed given effectively if given in person, by mail addressed to such person at such person’s address as it appears on the records of the Corporation, by facsimile, or by any means of Electronic Transmission.

Section 5. Waiver of Notice: Whenever any written notice is required by these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such a notice, whether before or after the time stated therein, including a communication sent by means of Electronic Transmission bearing the name of the person or persons entitled to notice, shall be deemed equivalent to the giving of such notice. Attendance of a person either in person or by proxy at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was unlawfully convened.

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HARVARD BUSINESS SERVICES, INC. 16192 COASTAL HIGHWAY LEWES, DELAWARE 19958-9776 Phone: (302) 645-7400 (800)-345-2677 Fax: (302) 645-1280 www.delawareinc.com

Did you know we offer many services other than formation/registered agent services? Below is a description of some of our popular services:

Foreign Qualification:

Many companies choose Delaware as their state of formation to take advantage of the strong corporate law structure but they do not actually do business in the State of Delaware. If your business will operate in a state other than the State of Delaware, a foreign qualification filing will typically be required. This filing allows a company to transact business in a jurisdiction other than where it was formed. Since every state has their own requirements to foreign qualify, let HBS take care of this detail for you.

Good Standing Certificates (Also known as Certificates of Existence):

A certificate of good standing may be required by many different parties, such as banks or different states. We can obtain a good standing from the State of Delaware for you from the State of Delaware. You may place the order online, www.delawareinc.com/gstanding, or contact us by email, phone or fax.

Tax ID Service:

We can obtain the Federal Tax Identification Number for your Delaware Corporation or LLC. The Federal Tax Identification Number, also known as a company’s “EIN”, is mandatory for opening US bank accounts, obtaining loans, hiring employees, or conducting business in the United States. Our service eliminates the hassle of dealing with the IRS.

Mail Forwarding Services:

All mail forwarding services can be viewed at our website: www.delawareinc.com/ourservices/mailfwd

Virtual Office Mail Forwarding & Telephone

Our best Mail Forwarding package includes the authorization to use our address as your mailing address as well as your own Delaware telephone number. We will scan all of your incoming mail and email it to you. You will receive a Delaware phone number (302 area code) that will automatically be forwarded to any domestic phone number you provide so that your clients may contact you.

Basic 6 & Basic 25 Mail Forwarding

Pay for 6 or 25 email scans to be used as needed. We scan each piece of mail received, email it to you and hold the physical mail for one (1) week. Within that time frame, you can request to have the mail sent to you. After one (1) week, the mail is securely shredded on site. As long as your company is active under our Delaware Registered Agent service, there is no time limit as to when you can use your scan credits.

Airplane & Yacht Mail Forwarding

Use our address to receive Federal Aviation Administration (FAA) Aircraft and/or Department of Natural Resources (DNREC) Boat Registrations. We will scan your mail, email it to you and physically forward registrations to your address on file.

Many of our other services can be found on our website: www.delawareinc.com/ourservices. To initiate any of the above services, please call 1-800-345-2677 ext. 6911 or 302-645-7400 ext. 6911.

You may also send an email request to info@delawareinc.com.

HARVARD BUSINESS SERVICES, INC. 16192 COASTAL HIGHWAY LEWES, DELAWARE 19958-9776 Phone: (302) 645-7400 (800)-345-2677 Fax: (302) 645-1280 www.delawareinc.com

ACCOUNT: 220163

Maurice Stone

5100 Westheimer, Suite 200

Houston TX 77056

January 6, 2021

RECEIPT:

The Cannaisseur Group, Inc.

Delaware Division of Corporations file # 4524341

Record ID 446896

Service Provided:

Incorporation	$229.00

AMOUNT PAID:	$229.00

PAID  IN FULL

*** Keep this receipt for your records ***